UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

NORTHWEST PIPE COMPANY
(Exact name of registrant as specified in its charter)

Oregon	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100
Vancouver, WA 98684
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 360‑397‑6250

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2021, Northwest Pipe Company and its wholly-owned subsidiaries NWPC, LLC and Geneva Pipe and Precast Company (together, the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (“Wells Fargo”) and the lenders from time to time party thereto, including the initial sole lender, Wells Fargo (the “Lenders”) that provides for a revolving loan, swingline loan, and letters of credit in the aggregate amount of up to $100 million, with an option for the Company to increase that amount by $25 million, subject to the provisions of the Credit Agreement. As of June 30, 2021, the Company had no outstanding borrowings under the Credit Agreement and additional borrowing capacity of approximately $98 million.

Revolving loans under the Credit Agreement bear interest at rates related to, at the Company’s option and subject to the provisions of the Credit Agreement including certain London Interbank Offered Rate (“LIBOR”) transition provisions, either: (i) Base Rate (as defined in the Credit Agreement) plus the Applicable Margin; (ii) LIBOR plus the Applicable Margin; or (iii) the daily one month LIBOR plus the Applicable Margin. The “Applicable Margin” is 1.75% to 2.25%, depending on the Company’s Senior Leverage Ratio (as defined in the Credit Agreement). Interest on outstanding revolving loans is payable quarterly. Swingline loans will bear interest at the Base Rate plus the Applicable Margin. The Credit Agreement requires the payment of a commitment fee of between 0.30% and 0.40%, based on the amount by which the Revolver Commitment exceeds the average daily balance of outstanding borrowings (as defined in the Credit Agreement). Such fee is payable quarterly in arrears. The Company is also obligated to pay additional fees customary for credit facilities of this size and type. The Credit Agreement will expire, and all obligations outstanding will mature, on June 30, 2024. The Company may prepay outstanding amounts in its discretion without penalty at any time, subject to applicable notice requirements.

The Credit Agreement contains customary representations and warranties, as well as customary affirmative and negative covenants, events of default, and indemnification provisions in favor of the Lenders. The negative covenants include restrictions regarding the incurrence of liens and indebtedness, annual capital expenditures, certain investments, acquisitions, and dispositions, and other matters, all subject to certain exceptions. The Credit Agreement also requires the Company to regularly provide financial information to Wells Fargo and to maintain a consolidated senior leverage ratio no greater than 2.50 to 1.00 (subject to certain exceptions), a consolidated fixed charge coverage ratio no less than 1.25 to 1.00, and a minimum consolidated earnings before interest, taxes, depreciation, and amortization of at least $25 million for the four consecutive fiscal quarters most recently ended. Pursuant to the Credit Agreement, the Company has also agreed that it will not sell, assign, or otherwise dispose or encumber, any of its owned real property. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.

In connection with the execution and delivery of the Credit Agreement, the Company and certain of its subsidiaries also entered into a Guaranty and Security Agreement with Wells Fargo (the “Guaranty and Security Agreement”). Pursuant to the Guaranty and Security Agreement, the Company’s obligations under the Credit Agreement are secured by a senior security interest in substantially all of the Company’s and its subsidiaries’ assets. Any additional subsidiaries created or acquired by the Company will also become subject to the Guaranty and Security Agreement.

The foregoing descriptions of the Credit Agreement and the Guaranty and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Guaranty and Security Agreement which are filed herewith as Exhibits to this Report, and are incorporated herein by reference.

Item 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2021, in conjunction with entering into the Credit Agreement discussed in Item 1.01, the Company terminated the Credit Agreement with Wells Fargo dated October 25, 2018, as amended on January 31, 2020 by the Consent and Amendment No. 1 to Credit Agreement with Wells Fargo. In connection with this termination, the Company also terminated the Guaranty and Security Agreement with Wells Fargo dated October 25, 2018. The Company incurred no material penalties in connection with the termination of these agreements.

A copy of the Credit Agreement dated October 25, 2018 by and among Wells Fargo, Northwest Pipe Company, and Ameron Water Transmission Group, LLC, was filed as an exhibit to the Company’s Current Report on Form 8-K on October 31, 2018.

A copy of the Consent and Amendment No. 1 to Credit Agreement dated January 31, 2020 by and among Wells Fargo, Northwest Pipe Company, and NWPC, LLC, was filed as an exhibit to the Company’s Current Report on Form 8‑K on February 6, 2020.

A copy of the Guaranty and Security Agreement dated October 25, 2018 among Northwest Pipe Company, Ameron Water Transmission Group, LLC, Permalok Corporation, Thompson Tank Holdings, Inc., WTG Holding U.S., Inc., Bolenco Corporation, and Wells Fargo Bank, National Association, was filed as an exhibit to the Company’s Current Report on Form 8-K on October 31, 2018.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1 Credit Agreement dated June 30, 2021 by and among Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Northwest Pipe Company, NWPC, LLC, and Geneva Pipe and Precast Company.

10.2 Guaranty and Security Agreement dated June 30, 2021 among Northwest Pipe Company, NWPC, LLC, Geneva Pipe and Precast Company, Permalok Corporation, Thompson Tank Holdings, Inc., WTG Holding U.S., Inc., Bolenco Corporation, and Wells Fargo Bank, National Association.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 7, 2021.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Aaron Wilkins
Aaron Wilkins
Senior Vice President, Chief Financial Officer, and Corporate Secretary